                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BACK YARD BURGERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                            BACK YARD BURGERS, INC.
                             2768 Colony Park Drive
                            Memphis, Tennessee 38118
                                 (901) 367-0888


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:  N/A

     (2)  Aggregate number of securities to which transaction applies:  N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction:  N/A

     (5)  Total fee paid:  NONE

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]


                             BACK YARD BURGERS, INC.
                             2768 COLONY PARK DRIVE
                            MEMPHIS, TENNESSEE 38118

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of the Stockholders (the "Meeting") of Back Yard Burgers, Inc., a Delaware corporation (the "Company"), to be held at Country Suites by Carlson, 4300 American Way, Memphis, Tennessee 38118 (The Memphis Room) on May 21, 1998, at 10:00 a.m., central time, for the following purposes:

     1. To elect two Class I directors, to hold office until their successors are elected and qualified.

     2. To ratify the selection of the accounting firm of Price Waterhouse LLP as independent public accountants for the Company for 1998.

     3. To consider a proposal to amend the Company's 1995 Incentive Award Plan to reserve an additional 225,000 shares of common stock for issuance pursuant to the plan.

     4. To consider a proposal to amend the Company's 1995 Incentive Award Plan to increase the annual grant of stock options to non-employee Directors from 1,000 shares to 2,500 shares.

     5. To transact such other business as may properly come before the Meeting or any postponements, continuations or adjournments thereof.

     Only holders of record of shares of the Company's $.01 par value common stock (the "Common Stock") and the Company's $.01 par value preferred stock (the "Preferred Stock") at the close of business on March 27, 1998, are entitled to notice of and to vote at the Meeting and at any and all postponements, continuations or adjournments thereof.

     The Company's Proxy Statement is submitted herewith. The annual report for the year ended January 3, 1998, is being mailed to Stockholders together with the mailing of this Notice and Proxy Statement.

                                     By Order of the Board of Directors


                                     LATTIMORE M. MICHAEL
                                     CHAIRMAN and CHIEF EXECUTIVE OFFICER
Memphis, Tennessee
April 10, 1998


================================================================================
     YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE THE PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.
================================================================================

                             BACK YARD BURGERS, INC.
                             2768 COLONY PARK DRIVE
                            MEMPHIS, TENNESSEE 38118


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1998

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Back Yard Burgers, Inc., a Delaware corporation (the "Company"), to be used in voting at the Annual Meeting of Stockholders of the Company to be held May 21, 1998 (the "Meeting"), and at any and all postponements, continuations or adjournments thereof. This Proxy Statement, the accompanying Form of Proxy and the Notice of Annual Meeting are first being mailed or given to Stockholders of the Company on or about April 10, 1998. The principal executive offices of the Company are located at 2768 Colony Park Drive, Memphis, Tennessee 38118.

     Stockholders of the common stock and preferred stock (collectively, the "Stockholders"), whose names appeared of record on the books of the Company at the close of business on March 27, 1998 (the "Record Date"), will be entitled to vote at the Meeting and any postponements, continuations or adjournments thereof. On the Record Date, there were 4,540,404 shares of the Company's $.01 par value common stock (the "Common Stock") and 40,556 shares of the Company's $.01 par value preferred stock (the "Preferred Stock") issued, outstanding and entitled to vote at the Annual Meeting. Since April 5, 1995, 1,159,423 shares of the Company's Preferred Stock have been converted into Common Stock at the option of the Stockholders in accordance with their rights. The Common Stock and the Preferred Stock shall be counted as a single class for purposes of calculating votes with respect to each matter submitted at the Meeting. Each share of Common Stock and Preferred Stock is entitled to one vote on each matter submitted at the Meeting.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of the Company entitled to vote at the Meeting will constitute a quorum. Votes cast by proxy or in person will be tabulated by the inspectors of election appointed by the Board of Directors of the Company (the "Board of Directors" or, the "Board") for the Meeting. The affirmative vote of a majority of the shares of Common Stock and Preferred Stock cast at the Meeting by the holders of the shares entitled to vote thereon, voting as a single class, is required to approve the proposals to be considered at the Meeting. Abstentions and votes withheld in the absence of instructions from street name holders (broker non-votes) are included in the determination of those shares present and voting as to "routine" matters and may be voted in the discretion of brokers with respect to such "routine" matters. Abstentions are also counted in voting as to "non-routine" matters and thus, have the effect of a negative vote on "non-routine" matters. Broker non-votes are not counted in voting as to "non-routine" matters.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote for the approval of all of the proposals to be considered at the Meeting, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each Stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy.

                              ELECTION OF DIRECTORS

     Under the Company's Second Amended and Restated Certificate of Incorporation, members of the Board of Directors are to be elected by classes with staggered terms of three years each. The Board of Directors presently consists of seven persons divided into three approximately equal classes. The Board of Directors may consist of not less than five nor more than twelve directors, whose membership shall be spread as evenly as practicable among the three classes. At the 1998 Annual Meeting of Stockholders, two Class I directors will be elected to a term expiring in 2001.

     The Board of Directors has the authority under the by-laws of the Company to elect additional directors during the year to fill any vacant positions until the next annual meeting of Stockholders. The directors will serve a term as indicated below, and until their successors are duly elected and qualified.

     Management has nominated the following individuals to serve as directors in the indicated class:

                            CLASS I TERM EXPIRES 2001

                             William B. Raiford, III

                                 Stephen J. King

     Proxies will be voted FOR the nominees listed above, unless otherwise instructed. The affirmative vote of a plurality of the shares of Common Stock and Preferred Stock cast at the Meeting by the holders of the shares entitled to vote thereon is required to elect the directors. It is expected that the nominees will serve, if elected, but if for any unforeseen reason any such nominees should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies.

     The following table sets forth the name, age, position with the Company and/or principal occupation, and term of office as director for each current director and each nominee:


                                                                                          Director        Year Term
Name                           Age         Principal Occupation During Past 5 Years         Since         Will Expire
---------------------------   -----        ----------------------------------------       --------        -----------
CLASS I DIRECTORS:
William B. Raiford, III        37      Attorney at Law, Merkel & Cocke, P.A.                1993            2001*

Stephen J. King                46      Chief Financial Officer and Principal                1995            2001*
                                       Accounting Officer since July 1993; from 1988
                                       to 1993, Mr. King was the Comptroller for
                                       Southland Racing Corporation.  Prior to 1988,
                                       Mr. King practiced accounting at Price
                                       Waterhouse.

CLASS II DIRECTORS:
W. Kurt Henke                  39      Attorney at Law, Henke, Heaton & Bufkin since        1993             1999
                                       1992; From 1986 to 1991, Mr. Henke was an
                                       Attorney at Law, Holcomb, Dunbar, Connell,
                                       Chaffin and Willard.

--------

* Assumes election at the 1998 Annual Meeting of Stockholders with respect to Class I Directors.

Joe Colonnetta                 37      Vice Chairman and Chief Executive Officer of         1996             1999
                                       Del Monte - Latin America since 1996.
                                       General Partner of The RMP Group, Inc., an
                                       investment and management firm specializing in
                                       the foodservice and retail industries since 1994.
                                       Chairman of the Board of Triangle FoodService
                                       Corporation, a Dallas-based cafeteria chain
                                       since 1994. From 1990 to 1994, Mr. Colonnetta
                                       was Chief Financing Officer of The Restaurant
                                       Company, a Chicago-based holding company of
                                       Perkins and Friendly's Family Restaurants.

CLASS III DIRECTORS:
Lattimore M. Michael           54      Chairman and Chief Executive Officer since           1987             2000
                                       1993; From 1987 to 1992, Mr. Michael was the
                                       Company's President and Chief Executive
                                       Officer.
Joseph L. Weiss                38      President and Chief Operating Officer since          1989             2000
                                       1993; From 1989 to 1993, Mr. Weiss was the
                                       Company's Secretary/Treasurer; From 1989 to
                                       1993, Mr. Weiss was also the President of
                                       Double S Development, Inc., a Mississippi
                                       corporation, which owned and operated
                                       franchised Company restaurants in the Memphis
                                       metropolitan area.
William N. Griffith            35      Executive Vice President and Secretary/              1989             2000
                                       Treasurer of the Company since 1993; From
                                       1989 to 1992, Mr. Griffith was the Company's
                                       Senior Vice President - Operations.



PROPOSAL TO AMEND THE COMPANY'S 1995 INCENTIVE AWARD PLAN TO RESERVE AN ADDITIONAL 225,000 SHARES OF COMMON STOCK FOR ISSUANCE PURSUANT TO THE PLAN

     At the Company's 1995 annual meeting, the Stockholders of the Company approved the 1995 Incentive Award Plan. The Board proposed such plan to the Stockholders based upon its belief in compensating eligible officers, directors and employees by granting options and other forms of non-cash compensation through the use of a comprehensive incentive award plan in order to provide for a measure of ownership in the Company by its eligible officers and directors, as well as to tie officers' and directors' compensation to the overall performance of the Company. The Board presently believes that it is important that the 1995 Incentive Award Plan continue to be beneficial to the Company and that an adequate number of shares be reserved for issuance pursuant to such plan so that the Company may remain competitive in attracting and retaining well-qualified persons.

     As originally adopted , the 1995 Incentive Award Plan allowed the Company to issue a total of 225,000 shares of its Common Stock. As of March 20, 1998, options had been granted to 116 persons, 7 of whom are directors and/or officers and 109 of whom are employees only, for a total of 202,796 shares, leaving 22,204 shares for options to be granted in the future.

     On March 26, 1998, the Company's Board of Directors approved further amendments to the plan, which amendments would (i) increase the number of shares of Common Stock subject to the plan from 225,000 to 450,000 and (ii) increase the annual grant of stock options to non-employee directors from 1,000 shares to 2,500 shares (See proposal below).

     A summary of the provisions of the plan as currently in place is set forth under "Executive Compensation" below. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the matter and represented in person or by proxy at the annual meeting is required for approval of the proposed amendment of the plan.

     To the extent that favorable action is taken with respect to the proposed ammendment to the 1995 Incentive Award Plan, the Company's directors and executive officers who are eligible to participate in the 1995 Incentive Award Plan stand to benefit to the same extent as all other participants. The Board believes that it is in the best interests of the Company to ensure that adequate shares of Common Stock are available to provide incentive to the Company's employees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 INCENTIVE AWARD PLAN.


PROPOSAL TO AMEND THE COMPANY'S 1995 INCENTIVE AWARD PLAN TO INCREASE THE ANNUAL GRANT OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS FROM 1,000 SHARES TO 2,500 SHARES.

     The 1995 Incentive Award Plan also provides that a non-qualified option will be granted automatically to each non-employee director 10 days after each annual meeting of the Stockholders. Each option currently covers 1,000 shares of Common Stock and has an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise period of each option commences six months after the date of grant of the option and ends five years after such grant date, provided that options terminate upon the termination of the holder's service as a director of the Company, subject to certain grace periods if such termination of service occurs after the option has vested.

     The Compensation Committee has no authority, direction or power with respect to participants, exercise price, number of shares or option period or to alter any terms or condition insofar as such non-employee director options are concerned. To the extent that favorable action is taken with respect to the proposed ammendment to the 1995 Incentive Award Plan, the Company's non-employee directors stand to benefit from such ammendment. However, the employee members of the Board have determined that it is in the Company's best interest to further encourage the attraction and retention of non-employee directors and to provide such persons with an appropriate incentive to serve diligently on the Company's behalf. Therefore, the Board believes that it is important that the annual grant of options to non-employee directors be increased to 2,500 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 INCENTIVE AWARD PLAN.


                               BOARD OF DIRECTORS

     Since the beginning of the Company's fiscal year on December 29, 1996, the Board of Directors has held six meetings. Each member of the Board of Directors, with the exception of Messrs. Henke and Colonnetta, attended 75% or more of the total number of meetings of the Board held during the period that he served.

     The Board of Directors has an Audit Committee whose members are Messrs. Colonnetta, Raiford and Griffith. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews the scope and results of the audit conducted by the independent public accountants, reviews the adequacy of the Company's accounting, financial and operating controls, and supervises special investigations, if any. The Audit Committee held one meeting in 1997, which was attended by all members.

     The Board of Directors has a Compensation Committee whose members are Messrs. Henke, Raiford and Weiss. The Compensation Committee reviews and approves annual salaries and bonuses for all corporate officers and management personnel and reviews and recommends to the Board of Directors the terms and conditions of the employee benefit plans and/or changes thereto. The Compensation Committee held one meeting in 1997, which was attended by all members.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of all filed Section 16(a) forms to the Company. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 filings were required for those persons, the Company believes that all such filings required under the Exchange Act in 1997 were filed in a timely fashion.


                             PRINCIPAL STOCKHOLDERS

     The following information sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 20, 1998 by
(i) each person or entity known to the Company to be the beneficial owner of more than 5% of each class of the Company's voting shares, (ii) each of the Company's Directors and executive officers and (iii) all of the Company's Directors and executive officers as a group.


                                        Amount & Nature of
                                       Beneficial Ownership
                                            of Common
 Name and Address (3)                      Stock (1)(2)                  Percent of Class
 --------------------                      -----------                   ----------------
Lattimore M. Michael                        470,461                           10.27%
Joseph L. Weiss                             531,437(4)                        11.60%
William N. Griffith                          76,782(5)                         1.65%
Michael C. McDermott                         12,000(5)                          .26%
Stephen J. King                              29,591(5)                          .64%
Stephen C. Reid                              39,444(5)                          .85%
Joe Colonnetta                                2,000(5)                          .04%
William B. Raiford, III                       3,000(5)                          .07%
W. Kurt Henke                                 3,000(5)                          .07%
Barnett Chiz                                249,950(6)                         5.46%
Lawrence Chiz                               249,950(6)                         5.46%
All Officers &
  Directors  (9 persons)                  1,167,715                           24.70%

--------------------

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of Common Stock. None of said persons set forth above owns any shares of Preferred Stock.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 20, 1998, have been exercised (includes shares exercisable pursuant to incentive stock options that have been granted to certain executive officers of the Company as of March 20, 1998).

(3) The address of Mr. Michael (currently the Company's Chairman and Chief Executive Officer and a Director), Mr. Weiss (currently the Company's President and Chief Operating Officer and a Director), Mr. Griffith (currently the Company's Executive Vice President, Secretary-Treasurer and a Director), Mr. McDermott (currently the Company's Executive Vice President - Company Operations), Mr. King (currently the Company's Chief Financial Officer and Principal Accounting Officer and a Director), and Mr. Reid (currently the Company's Vice President-Research and Development), respectively, is c/o the Company at 2768 Colony Park Drive, Memphis, Tennessee 38118. The address of Mr. Raiford is 30 Delta Avenue, Clarksdale, Mississippi 38614. The address of Mr. Henke is 408 Hopson Street, Lyon, Mississippi 38645. The address of Mr. Barnett Chiz and Mr. Lawrence Chiz is
     P. O. Box 466, Shaw, Mississippi 38773.

(4) Mr. Weiss' wife owns 16,660 shares of Common Stock, each of Mr. Weiss' two minor children own 9,640 shares of Common Stock, and Mr. Weiss' father owns 20,000 of the 531,437 shares of Common Stock reflected in the table.

(5) The number shown reflects that portion of stock options granted pursuant to the Company's Incentive Stock Plan of 1993 (the "1993 Stock Option Plan") and the 1995 Incentive Award Plan which are exercisable as of and within 60 days after March 20, 1998, except that (i) with respect to Mr. Griffith, such amount includes 17,470 shares of Common Stock held directly by Mr. Griffith and (ii) with respect to Mr. King, such amount includes 2,613 shares of Common Stock held directly by Mr. King.

(6)  Mr. Barnett Chiz and Mr. Lawrence Chiz are brothers.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors who are not officers of the Company receive a $500 fee for each Board meeting attended.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the compensation for each of the last three years of the Company's Chief Executive Officer, President and Executive Vice President (the Company did not have any other executive officers whose compensation exceeded $100,000):

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                      Annual Compensation                                Compensation
                                ---------------------------------------------         ---------------------
                                                                                      Securities Underlying         All Other
      Name                      Year             Salary ($)(1)      Bonus ($)            Options/SARS (#)       Compensation($)(2)
      ----                      ----             -------------      ---------            ----------------       ------------------
Lattimore M. Michael,           1997                114,556          47,500                                          6,850
Chairman and Chief              1996                111,674          18,000
Executive Officer               1995                111,087          21,535

Joseph L. Weiss, President      1997                122,317           4,000                                          4,588
and Chief Operating Officer     1996                117,180          18,000
                                1995                116,665          21,535

William N. Griffith,            1997                 84,812          14,204                    8,000                 2,895
Executive Vice President        1996                 80,416          14,204                    8,000
and Secretary/Treasurer         1995                 80,158          14,204                    8,200

--------------------

(1) The amounts indicated include indirect compensation to Mr. Michael for use of a Company automobile, and direct compensation to Messrs. Weiss and Griffith in the form of an automobile allowance, although such amounts are less than $50,000 or 10% of their respective total annual salaries and bonuses for each respective year.

(2) The amounts indicated represent life and/or disability insurance premiums paid on behalf of such persons.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                              (Individual Grants)

                                   Number of      Percent of Total
                                  Securities        Options/SARs
                                  Underlying         Granted to
                                 Options/SARs       Employees in     Exercise or Base
        Name                      granted (#)       Fiscal YR (%)      Price ($/Sh)      Expiration Date
        ----                      -----------       -------------      ------------      ---------------
Lattimore M. Michael                  --                  --                   --                 --
Joseph L. Weiss                       --                  --                   --                 --
William N. Griffith                8,000                 9.4%              $1.875            3-31-07


                    AGGREGATED OPTIONS/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         Number of Unexercised Securities  Value of Unexercised In-the-Money
                                                             Underlying Options/SARs               Options/SARs at
                                                                     at FY-End                        FY-End (1)
                                                         --------------------------------  ---------------------------------
                            Shares
                           Acquired
         Name             on Exercise    Value Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
         ----             -----------    --------------    -----------     -------------     -----------     -------------
Lattimore M. Michael               --               --              --               --               --               --
Joseph L. Weiss                    --               --              --               --               --               --
William N. Griffith                --               --          51,312               --          $20,000               --

--------------------

(1) The dollar amount shown represents the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on January 3, 1998 ($2.94) and the weighted average purchase price per share payable upon such exercise ($1.69).


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Weiss, the Company's President and Chief Operating Officer, was a member of the Company's Compensation Committee during 1996. As a member of the Compensation Committee, Mr. Weiss participated in deliberations with other committee members concerning compensation of officers and non-management personnel.

EMPLOYMENT AGREEMENTS

     Michael Employment Agreement. The Company entered into a five-year employment agreement dated April 15, 1993 with Lattimore M. Michael. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. Pursuant to the employment agreement, Mr. Michael is employed as the Chairman and Chief Executive Officer of the Company. Pursuant to the terms of Mr. Michael's employment agreement, his current annual base salary is $112,702. In addition to the base salary payments to Mr. Michael, the agreement provides for certain fixed bonuses to Mr. Michael. On December 31 of each calendar year beginning in 1995, Mr. Michael received bonuses of $18,000, $18,000 and $4,000 per year. Mr. Michael is also eligible to receive a fixed cash bonus of $43,500 per year for the third, fourth and fifth fiscal years of the employment agreement, payable in a lump sum at the end of each year.

     In the event of the termination of Mr. Michael's employment by the Company during the term of the employment agreement, Mr. Michael shall be entitled to
(i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which shall have been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment shall be made if Mr. Michael is terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Michael, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the Company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any Company-operated or franchised restaurant located in the United States.

     Weiss Employment Agreement. On June 25, 1993, the Company entered into a five-year employment agreement with Joseph L. Weiss. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. Pursuant to the employment agreement, Mr. Weiss is employed as the President and Chief Operating Officer of the Company. Pursuant to the terms of Mr. Weiss' employment agreement, his current annual base salary is $112,702. In addition to the base salary payments to Mr. Weiss, the agreement would provide for certain fixed bonuses to Mr. Weiss. On December 31 of each calendar year beginning in 1995, Mr. Weiss received bonuses of $18,000, $18,000 and $4,000 per year. The termination and non-competition provisions set forth in Mr. Weiss' agreement are consistent with those found in Mr. Michael's agreement, as described above.

     Griffith Employment Agreement. On June 6, 1993, the Company entered into a five-year employment agreement with William N. Griffith. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its terms. Mr. Griffith serves as Executive Vice President and Secretary/Treasurer of the Company. Pursuant to the terms of the agreement, his current annual base salary is $76,712. Subject to certain conditions, in addition to the base salary payments, the agreement provides for fixed bonuses of $3,551 per quarter, to be paid to Mr. Griffith. The termination and non-competition provisions set forth in Mr. Griffith's agreement are consistent with those found in Mr. Michael's agreement, as described above.

COMPENSATION PURSUANT TO PLANS

STOCK PURCHASE PLAN. The Board of Directors of the Company and its Stockholders adopted the Company's Stock Purchase Plan in May, 1995. As of March 20, 1998, 33,928 shares had been purchased under the Stock Purchase Plan. A description of the Stock Purchase Plan is set forth below.

     Terms and Conditions. Each Eligible Employee on each Offering Date (as such terms are defined in the Stock Purchase Plan), as determined in accordance with the Stock Purchase Plan, shall be entitled to purchase, in the manner and on the terms therein provided, whole shares of the Company's Common Stock at a purchase price determined in accordance with the Stock Purchase Plan. Notwithstanding any provision in the Stock Purchase Plan to the contrary, if any person entitled to purchase shares in any offering under the Stock Purchase Plan would be deemed, for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), to own more than 5% of the total combined voting power of the Company, the maximum number of shares which such person shall be able to purchase pursuant to the Stock Purchase Plan shall be reduced to that amount which, when added to all other shares of the Company which such person is deemed to own, is less than 5% of the total combined voting power of the Company.

     Entry into the Stock Purchase Plan. Any Eligible Employee may become a participant in the Stock Purchase Plan by filing with the Company a stock purchase agreement, a form of which is provided in the Stock Purchase Plan, prior to any offering date on which an offering under the Stock Purchase Plan commences. Once an Eligible Employee has filed a stock purchase agreement with the Company, such Eligible Employee shall remain as a participant in the Stock Purchase Plan until withdrawing therefrom.

     Payment for Shares. Payment for shares of Common Stock purchased under the Stock Purchase Plan shall be made by authorized payroll deductions from a participant's compensation or by supplemental payments made in accordance with the terms of the Stock Purchase Plan.

     Option Price. The purchase price of each share issued pursuant to the Stock Purchase Plan shall be 85% of the average of the reported highest and lowest bid price of the Company's Common Stock on NASDAQ on the applicable exercise date. Should no sale of Common Stock occur on any exercise date, the purchase price will be determined on the basis of sales of Common Stock on the next preceding day on which sales were made. Anything in the Stock Purchase Plan notwithstanding, the purchase price per share shall not be less than the par value of a share of Common Stock.

     Purchase of Shares. If, on any exercise date under the Stock Purchase Plan, there is credited to the stock purchase account of a participant an amount at least equal to the purchase price per share of the Common Stock on an exercise date, the participant shall buy and the Company shall sell to the participant at the purchase price as determined under the Stock Purchase Plan, the largest number of whole shares of the Common Stock which can be purchased with the amount in the participant's stock purchase account.

     Issuance of Shares. The shares of the Common Stock purchased by the participant on any exercise date shall for all purposes be deemed to have been issued and sold at the close of business on such exercise date.

     Withdrawal from the Stock Purchase Plan. A participant may withdraw from the Stock Purchase Plan at any time by filing a notice of withdrawal. Upon a participant's withdrawal, the entire amount credited to such participant's stock purchase account shall be refunded. Any participant who withdraws from the Stock Purchase Plan may again become a participant by complying with the terms and provisions of the Stock Purchase Plan.

     Termination of Continuous Service. In the event of a termination of a participant's continuous service for any reason, the entire amount of such participant's stock purchase account as of the effective date of such termination shall be used to purchase shares of the Common Stock on the next succeeding exercise date and any remaining balance shall be refunded, provided, however, that if a participant's continuous service is terminated for any reason at least three months prior to the next exercise date, the entire amount in such participant's stock purchase account shall be refunded to him.

     Insufficient Shares. In the event that on any exercise date the aggregate funds available for the purchase of shares of the Common Stock would purchase a number of shares which would exceed the number of shares available for purchase under the Stock Purchase Plan, the administrator of the Stock Purchase Plan shall proportionately reduce the number of shares which would be otherwise purchased by each participant on such exercise date in order to eliminate such excess, and the Stock Purchase Plan would then immediately terminate after such exercise date and any remaining balances credited to the stock purchase account of each participant shall be refunded.

     Rights not Transferable. Rights to purchase shares of the Common Stock under the Stock Purchase Plan are exercisable only by a participant during such participant's lifetime and are not transferable by such participant other than by will or the laws of decent and distribution. If a participant attempts to transfer its rights to purchase shares of the Common Stock under the Stock Purchase Plan other than by will, such participant shall be deemed to have requested withdrawal from the Stock Purchase Plan.

     Administration of the Stock Purchase Plan. Subject to the general control of, and superseding action by, the Board, the Secretary of the Company shall have full power to administer the Stock Purchase Plan, including to adopt rules not inconsistent with the provisions of the Stock Purchase Plan for its administration and shall adopt the form of stock purchase agreement, all notices required under the Stock Purchase Plan and restrictions, if any, on the registration of certificates for shares purchased under the Stock Purchase Plan.

     Amendments. The Board may from time to time, insofar as permitted by law, revise or amend the Stock Purchase Plan in any way, except that no amendments may be made without the approval of the Stockholders if such amendments (i) increase the maximum number of shares which may be issued under the Stock Purchase Plan, except as otherwise provided therein, (ii) change the manner of determination of the purchase price, (iii) extend the maximum period during which stock may be purchased, (iv) materially modify the requirements as to eligibility for participation in the Stock Purchase Plan, or (v) materially increase the benefits accruing to participants under the Stock Purchase Plan.

     Expiration and Termination. The Stock Purchase Plan shall continue in effect through December 31, 2005, unless terminated prior thereto in accordance with the terms of the Stock Purchase Plan. The Board shall have the right to terminate the Stock Purchase Plan or any offering thereunder at any time. In the event of the expiration of the Stock Purchase Plan or its termination or the termination of any offering thereunder, the entire amount credited to the stock purchase account of each participant shall be refunded.

1995 INCENTIVE AWARD PLAN. The Board of Directors of the Company and its Stockholders adopted the 1995 Incentive Award Plan in May, 1995. As of March 20, 1998, 202,796 options had been granted under the 1995 Incentive Award Plan.
A description of the 1995 Incentive Award Plan is set forth below.

     Terms and Conditions of Options; Payment. Incentive stock options granted under the 1995 Incentive Award Plan are exercisable for a period of not more than ten (10) years from the date of the grant. Any non-qualified options granted under the 1995 Incentive Award Plan are exercisable at such times, in such amounts and during such periods as the Compensation Committee determines at the date of the grant. If the optionee exercises the options, payment may be made either in cash, certified check or other immediately available funds and shares or any other consideration permitted under applicable law. The Compensation Committee may allow a delay in payment up to 30 days from the date the option is exercised, however, the Company will not issue stock certificates until it has received full payment for the shares.

     Option Price. The purchase price of each share issued pursuant to the exercise of an incentive stock option granted under the 1995 Incentive Award Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each share issued pursuant to the exercise of a non-qualified stock option granted under the 1995 Incentive Award Plan shall be determined by the Compensation Committee.

     Adjustments; Mergers and Consolidations. The 1995 Incentive Award Plan provides that in the event of any change in the outstanding shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option or performance awards granted under the 1995 Incentive Award Plan such that each such option shall thereafter be exercisable for such securities, cash and/or other property as would have been received with respect to the shares subject to such option had the option been exercised in full immediately prior to such change.

     Vesting. The period during which the right to exercise an option in whole or in part vests shall be set by the Compensation Committee. Generally, no portion of an option which is unexercisable at termination of employment shall thereafter become exercisable. While an option is generally only exercisable by the optionee while he is an employee, the Compensation Committee may allow exercise subsequent to an optionee's termination of employment, subject to certain additional limitations.

     Acceleration of Vesting Provisions. The 1995 Incentive Award Plan authorizes the Compensation Committee to accelerate the vesting of an outstanding option upon written notice to the optionholder. An acceleration of the vesting period in accordance with such authority would not affect the expiration date of the option.

     Reduction of Vesting Period. The 1995 Incentive Award Plan provides that outstanding options or performance awards will become immediately exercisable in the event of a change of control of the Company. For purposes of the 1995 Incentive Award Plan unless otherwise defined in any applicable agreement, a change in control would severally be deemed to have occurred when (a) any person becomes the beneficial owner of 80% or more of the total number of the shares of the Company then outstanding; (b) the Board or Stockholders approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities, the result of which would be the occurrence of an event described in clause (a) above; (c) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing.

     Cancellation and Regrant of Options. The 1995 Incentive Award Plan allows the Compensation Committee to modify, extend or renew outstanding options granted under the 1995 Incentive Award Plan, or accept the surrender of options outstanding under the 1995 Incentive Award Plan (to the extent not theretofore exercised), and authorize the granting of a like number of new options under the 1995 Incentive Award Plan in substitution for the original options, regardless of whether the vesting schedules or exercise prices are the same or different from the original options being surrendered. The grant of new options would be subject to the terms and conditions of and within the limitations of the 1995 Incentive Award Plan, and any modification which would alter or impair any rights or obligations of the optionholder under an option would be prohibited in the absence of such holder's consent.

     Amendments. The Board may from time to time, insofar as permitted by law, revise or amend the 1995 Incentive Award Plan in any way, except that no amendments may be made without the approval of the Stockholders if such amendments (i) increase the maximum number of shares which may be issued under the 1995 Incentive Award Plan, except as otherwise provided therein, (ii) change the manner of determination of exercise price, (iii) extend the maximum period during which options may be granted or exercised, (iv) materially modify the requirements as to eligibility for participation in the 1995 Incentive Award Plan, or (v) materially increase the benefits accruing to participants under the 1995 Incentive Award Plan. In addition, the provisions in the Incentive Award Plan providing for non-discretionary formula grants to non-employee directors may not be amended more than once every six months, other than to comport with the Code, the Employee Retirement Income Security Act of 1974, as amended, or any rules promulgated thereunder.

     Non-qualified Stock Options. The Compensation Committee may grant non-qualified stock options to employee directors, officers, employees and other persons and such options may provide for the right to purchase shares at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Non-qualified stock options may be granted to employee directors, officers and employees for any reasonable term.

     Incentive Stock Options. Incentive Stock Options will be designed to comply with the provisions of the Code, and will be subject to restrictions contained in the Code, including a requirement that exercise prices are equal to at least 100% of the fair market value of the Shares on the grant date and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options. To the extent the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year under the 1995 Incentive Award Plan exceeds $100,000, such options shall be treated as non-qualified options to the extent required by the Code.

     Restricted Stock. Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock may typically be repurchased by the Company at the original purchase price if certain conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     Performance Awards. The value of performance awards may be limited to the market value, book value or other measure of the Common Stock or other specific performance criteria determined to be appropriate by the Compensation Committee. In making such determinations, the Compensation Committee considers, among other factors it deems relevant, the contributions, responsibilities and other compensation of the key employee at issue. The manner of exercise, payment of consideration and term of the performance awards are severally the same as those applying to stock options granted under the 1995 Incentive Award Plan.

     Options for Non-employee Directors. The 1995 Incentive Award Plan also provides that a non-qualified option will be granted automatically to each non-employee director 10 days after each annual meeting of Stockholders with the first such option granted on May 28, 1995. Each option covers 1,000 shares of Common Stock and will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise period of each option will commence six months after the date of grant of the option and end five years after such grant date, provided that an option will terminate upon the termination of the holder's service as a director of the Company, subject to certain grace periods if such termination of service occurs after the option has vested. The Compensation Committee shall have no authority, discretion or power with respect to participants, exercise price, number of shares or option period or to alter any terms or conditions insofar as such non-employee director options are concerned.

     Board Policy. Notwithstanding the summary description above, the Board has unanimously adopted a policy which provides that the Compensation Committee shall not be authorized to grant any non-qualified stock option awards, sell any restricted stock, or otherwise provide for any other types of awards under the 1995 Incentive Award Plan that would attribute any value to the shares less than
(i) 100% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company's ability to attract and/or retain a "well-qualified person" as an employee of the Company (provided that, except as otherwise set forth below, such awards shall not be granted at less than 85% of the fair market value of the Shares on the date of grant) or (ii) 85% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company's ability to attract and/or retain a "key employee" and having further obtained not less than a two-thirds majority approval of the disinterested members of the Board.

     Federal Income Tax Consequences. Under current federal income tax laws, neither the grant nor the exercise of an option that qualifies for treatment as an incentive stock option will result in the recognition of income by the optionee. To qualify for the foregoing treatment, the optionee must hold shares acquired through the exercise of an incentive stock option for at least two years from the date of the grant of the option and at least one year from the date of its exercise. If an optionee satisfies the holding period requirements, the sale of the shares acquired through the exercise of the incentive stock option will result in long-term capital gain (or loss) to the optionee. If an optionee does not satisfy the holding period requirements, the optionee will recognize, at the time of the disposition of the shares, ordinary income equal to the amount by which the lesser of (i) the fair market value of the shares on the date of the exercise and (ii) the fair market value of the shares on the date of disposition exceeds the exercise price of the incentive stock option. Any gain realized in excess of such ordinary income will be either long-term or short-term capital gain depending on the optionee's holding period for the shares.

     As a general matter, no deduction is permitted to the optionor as a result of the grant or exercise of an incentive option. However, in the event an optionee recognizes ordinary income for federal tax purposes in connection with the disposition of shares acquired though exercise of an incentive stock option under the circumstances discussed above, the Company will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

     A grantee of a non-qualified stock option will not recognize taxable income and the Company will not receive a deduction upon the grant of such option. Upon an optionee's exercise of a non-qualified stock option, (i) the optionee will recognize ordinary income in an amount equal to the difference between the fair market value on the exercise date and the exercise price of the shares; and (ii) if certain conditions are satisfied, the Company will be entitled to a tax deduction in an amount equal to the amount of income realized by the optionee. Following exercise, the optionee will realize gain or loss at disposition in an amount equal to the difference between the disposition price and the basis of the shares.

     The federal tax law is subject to changes in the Code and in the regulations promulgated by the Internal Revenue Service, as well as in court and administrative interpretations thereof.

     Section 162 of the Code was recently amended by adding Section 162(m).
Section 162(m) places limitations on the deductibility of compensation paid to employees to the extent such compensation exceeds $1,000,000 for any employee during any taxable year. An exception to such treatment exists where certain requirements are met which qualify compensation by the attainment of certain performance-based criteria. The Company is currently not subject to the limitations imposed by Section 162(m). However, in the future, the Company intends to take all necessary steps in consideration of the provisions of
Section 162(m).

ISOP. The Board of Directors of the Company and its Stockholders adopted the 1993 Stock Option Plan in April 1993. Under the 1993 Stock Option Plan, the Company may grant to eligible salaried individuals, incentive stock options, as defined in Section 422(b) of the Code. As of March 20, 1998, the Company had granted to certain executive officers and employees incentive stock options to purchase 176,873 of the 176,969 shares available for issuance under the 1993 Stock Option Plan.

     The purpose of the 1993 Stock Option Plan is to encourage stock ownership by key employees, including executive officers of the Company. The 1993 Stock Option Plan is administered by the Company's Compensation Committee. Subject to the provisions of the 1993 Stock Option Plan, the Compensation Committee has the authority, among other things, to determine the individuals to whom options will be granted, including the number of shares to be covered by each option. An aggregate of 176,969 shares of Common Stock may be issued under the 1993 Stock Option Plan. No stock options may be granted under the 1993 Stock Option Plan subsequent to April 1, 2003. Each option entitles the optionee to purchase one share of Common Stock.

     Options granted under the 1993 Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which options are granted to any employee during any calendar year may not exceed $100,000. Options granted under the 1993 Stock Option Plan are not transferable during an optionee's lifetime, but are transferable at death by will or by the laws of descent and distribution.

     All options under the 1993 Stock Option Plan, including those described above, are subject to a five-year level vesting schedule, at the rate of 20% per year. Optionees are given credit toward vesting of granted options at the rate of 20% of the vesting schedule for each year of service to the Company, including years of service prior to the date of grant.

                              CERTAIN TRANSACTIONS

     From time to time in the ordinary course of business, the Company does business with and/or engages in certain transactions between itself and certain affiliated parties. Management of the Company believes that such dealings and transactions are immaterial in nature and have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties.


                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP, certified public accountants, as independent accountants for the Company for 1998 subject to ratification by the Stockholders. Price Waterhouse LLP, which has served as independent accountants for the Company since it consummated its initial public offering in July 1993, has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company or any of its subsidiaries other than as independent public accountants. Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.


                               PROXY SOLICITATION

     The expense of the Board's solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of the Common Stock and the Preferred Stock and to obtain authorizations for the execution of proxies; and if they in turn so request, the Company will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials. Directors, officers and regular employees of the Company and its subsidiaries may also solicit proxies without additional remuneration therefor.

     Stockholders are urged to sign the accompanying proxy, solicited on behalf of the Board of Directors of the Company, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the Stockholders' directions. If no directions are given, the proxies will be voted FOR all proposals. A Stockholder giving a proxy has the power to revoke it any time prior to its exercise by executing another proxy bearing a later date, by written notice to the Company's Secretary or by oral or written statement at the Meeting.


                              STOCKHOLDER PROPOSALS

     Proposals by Stockholders intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 12, 1998 in order to be included in the proxy statement and proxy relating to such annual meeting.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters which may be presented at the Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matter should come properly before the Meeting or any postponements, continuations or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matter.

                        ADDITIONAL INFORMATION AVAILABLE

     The Company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended January 3, 1998, including the financial statements thereto. Such requests should be addressed to Stephen J. King, Chief Financial Officer, Back Yard Burgers, Inc., 2768 Colony Park Drive, Memphis, Tennessee 38118.


                                   BY ORDER OF THE BOARD OF DIRECTORS,



                                   WILLIAM N. GRIFFITH
                                   SECRETARY/TREASURER

April 10, 1998

                                                                      APPENDIX A

PROXY                      BACK YARD BURGERS, INC.

    The undersigned hereby appoints Lattimore M. Michael and Joseph L. Weiss, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock and/or the $.01 par value preferred stock of Back Yard Burgers, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders to be held at Country Suites by Carlson, 4300 American Way, Memphis, Tennessee 38118 (The Memphis Room) on May 21, 1998, at 10:00 a.m., central time (the "Meeting"), or at any and all postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder.

1. Proposal to elect two Class I directors, to hold office until their successors are elected and qualified.

   For all nominees listed below:                               Withhold authority to vote for the nominees listed
     (except as marked to the contrary below).  [ ]             below.  [ ]
                                                                    FOR                     WITHHOLD AUTHORITY
                  William B. Raiford, III                           [ ]                             [ ]
                      Stephen J. King                               [ ]                             [ ]

2. Proposal to ratify the selection of the accounting firm of Price Waterhouse LLP as independent public accountants for the Company for 1998.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN
3. Proposal to amend the Company's 1995 Incentive Award Plan to reserve an additional 225,000 shares of common stock for issuance pursuant to the plan.
  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

4. Proposal to amend the Company's 1995 Incentive Award Plan to increase the annual grant of stock options to non-employee Directors from 1,000 shares to 2,500 shares.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

                          (Continued on reverse side)

5. In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or at any and all postponements, continuations or adjournments thereof.

THIS PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED FOR THE ABOVE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

                                                      NOTE: Please date Proxy
                                                      and sign as name appears
                                                      hereon. When shares are
                                                      held by joint tenants,
                                                      both should sign. If
                                                      signer is a corporation,
                                                      please sign full corporate
                                                      name by authorized
                                                      officer.

                                                      Dated:
                                                         -----------------------

                                                      Sign here:
                                                          ----------------------

                                                      (Please sign exactly as
                                                      name appears hereon.
                                                      Administrators, executors,
                                                      trustees, etc. should so
                                                      indicate when signing.)

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.